THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. IF NOTEHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD CONSULT THEIR OWN INDEPENDENT PROFESSIONAL ADVISERS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (IF THEY ARE IN THE UNITED KINGDOM), OR FROM ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER (IF THEY ARE NOT).

THIS CONSENT SOLICITATION IS MADE FOR THE SECURITIES OF A NON-U.S. COMPANY. THE CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS IN PORTUGAL AND THE UNITED KINGDOM THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES OF AMERICA. FINANCIAL STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THE CONSENT SOLICITATION MEMORANDUM HAVE BEEN PREPARED IN ACCORDANCE WITH INTERNATIONAL FINANCIAL REPORTING STANDARDS OR OTHER NON-U.S. ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE U.S. FEDERAL SECURITIES LAWS, SINCE PT IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF FOREIGN COUNTRIES. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS AND DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT’S JUDGMENT.

PORTUGAL TELECOM, SGPS S.A.
(the “Company”)

Sociedade Aberta

Registered Office: Avenida Fontes Pereira de Melo, 40, Lisboa

Share Capital: Euro 26,895,375

Registration with the Commercial Registry of Lisbon and

Corporation no. 503 215 058

NOTICE

A Meeting of the holders (the “Noteholders”) of the €400,000,000 6.25 per cent. Notes due 2016 issued by the Company under its €7,500,000,000 Euro Medium Term Note Programme (hereinafter referred to as the “Notes”) is hereby convened to be held at the Company’s registered office, located at Avenida Fontes Pereira de Melo, 40, in Lisbon, on 3 March 2014, at 10:00 a.m. (Lisbon time).

Unless the context otherwise requires, capitalised terms used but not defined in this Notice shall have the meaning given in the Trust Deed, the Conditions or the Consent Solicitation Memorandum (each as defined below), as applicable.

The agenda will be as follows:

AGENDA

Sole Item:                                       To approve an Extraordinary Resolution (the “Extraordinary Resolution”) in accordance with the provisions of the terms and conditions of the Notes (the “Conditions”) and the Trust Deed dated 17 December 1998 as supplemented on 19 September 2000, 20 December 2000, 4 February 2002, 29 April 2003, 7 November 2006, 23 April 2010 and 1 June 2012 and as further supplemented or amended from time to time (the “Trust Deed”), made between the Company, Portugal Telecom International Finance B.V., PT Comunicações, S.A. and Citicorp Trustee Company Limited (the “Trustee”), and the Interbolsa Instrument dated 1 June 2012 (the “Interbolsa Instrument”).

Preparatory Information to the Meeting

As from the publication of this Notice, the proposal for approval of the Extraordinary Resolution and the document containing the terms and conditions under which the Extraordinary Resolution is to be approved (the

“Consent Solicitation Memorandum”) are made available to the Noteholders at the Company’s registered office and on its website www.ir.telecom.pt, as well as on the website of the CMVM www.cmvm.pt.

Participation in the Meeting

Noteholders who, at 12:00 a.m. (Lisbon time) on 24 February 2014 (the “Record Date”), hold at least one Note shall be entitled to participate and vote at the Meeting.

The right to participate and to vote at the Meeting is not affected by any transfer of Notes after the Record Date, nor depends on such Notes being blocked between the Record Date and the date of the Meeting.

Noteholders intending to take part in the Meeting shall declare such intent to the Chairman of the Meeting (*) and to the financial intermediary(ies) with whom they have opened an individual securities account (each, a “Financial Intermediary”), being an affiliate member of Interbolsa, by no later than 11:59 p.m. (Lisbon time) on 21 February 2014 (“Declaration of Participation”). For such purpose, the Noteholders may (and are urged to) use the Declaration of Participation forms made available to them at the Company’s registered office and on its website www.ir.telecom.pt as from the publication of this Notice.

The Declaration of Participation may be transmitted by e-mail to the following address: assembleia-ptsgps@telecom.pt.

Financial intermediaries who are informed of the intent of their clients to take part in the Meeting shall send to the Chairman of the Meeting (*), by 11:59 p.m. (Lisbon time) on 24 February 2014, i.e. by the end of the day of the Record Date, the information on the number of Notes registered in the name of each client in accordance with article 74 of the Portuguese Securities Code as of the Record Date (“Declaration of the Financial Intermediary”), and for such purpose they may use the e-mail address assembleia-ptsgps@telecom.pt.

Noteholders will only be able to vote if the Declaration of Participation in respect of their Notes has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014 and the Declaration of the Financial Intermediary in respect of their Notes has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 February 2014.

Only Registered Holders, being the person shown in the records of each Financial Intermediary, are entitled to exercise voting rights in respect of the Notes for which it is the Registered Holder. Accordingly beneficial owners that wish to vote in respect of the Extraordinary Resolution or participate at the Meeting must contact the Registered Holder through which they hold their Notes to arrange such voting or participation.

Any Noteholder who, as a professional, holds Notes in its own name but on behalf of clients (“Professional Noteholder”) may vote in different directions in respect of the Notes it holds, provided that, in addition to the submission of a Declaration of Participation and sending all the information referred to above to his Financial Intermediary, such Professional Noteholder submits to the Chairman of the Meeting, by 11:59 p.m. (Lisbon time) on 21 February 2014, by using any sufficient and proportional means of proof: (i) the identification of each client and the number of Notes entitled to vote on such client’s behalf, and (ii) the voting instructions given by each relevant client specifically for the item on the agenda. For these purposes, it is considered a “sufficient and proportional mean of proof” a statement of responsibility sent by the Professional Noteholder confirming that he has received from his clients voting instructions to the item on the agenda and indicating the other information referred to in (i) and (ii) above.

Professional Noteholders are admitted to participate and vote only if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 February 2014.

Except as provided above for Professional Noteholders, a person entitled to more than one vote must cast all the votes to which it is entitled in the same way.

Noteholders having declared their intent to take part in the Meeting as abovementioned, or having submitted votes or voting instructions as described below, who transfer any Notes between the Record Date and the closure of the Meeting shall immediately give notice thereof to the Chairman of the Meeting and the CMVM.

Noteholders’ Rights

(i)                                Right to information at the Meeting

Noteholders may, in the course of the Meeting, request true, detailed and clear information so as to permit them to form a grounded opinion on the matters submitted to resolution.

Any information requested is given by the corporate body qualified therefor, but shall be withheld in the event its disclosure might cause serious harm to the Company, or to a related company, or a violation of secrecy as imposed by law.

(ii)                             Right to request the insertion of new items on the agenda

Noteholders who, individually or jointly with other Noteholders, hold Notes corresponding to at least 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed), are entitled to request the insertion of new items on the agenda, by means of written application addressed to the Chairman of the Meeting (*).

Such application shall be duly justified and submitted in the 5 days following the date of the publication of this Notice and accompanied by a resolution proposal for each requested item, as well as by proof of ownership of the required 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed).

(iii)                          Right to submit resolution proposals

Noteholders who, individually or jointly with other Noteholders, hold Notes corresponding to at least 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed), are entitled to request the insertion of resolution proposals on the items mentioned on or added to the agenda.

For such purpose, the Noteholders shall address a duly justified written application to the Chairman of the Meeting, together with any information accompanying such proposal and proof of ownership of the required 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed), in the 5 days following the date of the publication of this Notice.

Quorum and Exercise of Voting Rights

The quorum required at the Meeting is one or more Noteholders present or being proxies or representatives and holding or representing in the aggregate more than 50 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed).  In the event that such quorum is not obtained at the Meeting, the Meeting will be deemed adjourned for 18 March 2014, at 10:00 a.m. (Lisbon time), at the Company’s registered office, with the same agenda. At any adjourned Meeting one or more persons present being proxies or representatives (whatever the nominal amount of the outstanding Notes held or represented by them) shall form a quorum.

Every Noteholder shall have one vote in respect of each Note.

To be passed, the Extraordinary Resolution requires a majority consisting of not less than three-fourths of the votes cast in favour. If passed, the Extraordinary Resolution will be binding upon all the Noteholders, whether or not present at the Meeting and whether or not voting.

Representation of Noteholders

The Noteholders may arrange to be represented at the Meeting. A signed letter addressed to the Chairman of the Meeting (*) is sufficient as instrument of representation.

For such purpose, the Noteholders may use the form available as from the publication of this Notice at the Company’s registered office and on the website www.ir.telecom.pt.

Any Noteholder may appoint different representatives as to Notes held in different securities accounts.

The Noteholders’ letters of representation referred to in the foregoing paragraphs, as well as the letters of Noteholders who are corporations conveying the name of the person who represents them, shall be addressed to the Chairman of the Meeting (*) so that they are received no later than 11:59 p.m. (Lisbon time) on 21 February 2014.

Representatives of Noteholders are admitted to participate and vote only if: (i) the information mentioned in the preceding paragraphs has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 February 2014.

Voting by correspondence

Noteholders may download the voting papers from the website www.ir.telecom.pt (such papers being available thereon as from the publication of this Notice), and send the same to the Company, addressed to the Chairman of the Meeting (*), duly completed and in a closed envelope, so that they are received, together with an envelope containing the declaration with a signature certified so as to confirm that the signing person has powers to bind the relevant company or, in the case of individuals, with a simple signature accompanied by a photocopy of the relevant identity card, no later than 5:00 p.m. (Lisbon time) on 21 February 2014.

The votes of Noteholders cast by correspondence are only considered if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Meeting by 5:00 p.m. (Lisbon time) on 21 February 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, and (iii) the respective Declaration of the Financial Intermediary is received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 February 2014.

Voting by electronic means

Noteholders may also vote through the website www.ir.telecom.pt, in accordance with the requirements established thereon, provided that, no later than 5:00 p.m. (Lisbon time) on 14 February 2014, the Chairman of the Meeting (*) receives a communication, prepared in accordance with the form made available on that same website, with a certified signature so as to confirm that the signing person has powers to bind the relevant company or, in the case of individuals, with a simple signature accompanied by a photocopy of the relevant identity card. This communication shall include the mailing address to which the Noteholder intends that the password provided by the Company for this purpose is sent.

Such Noteholders may cast their votes between 12:00 a.m. (Lisbon time) on 24 February 2014 and 5:00 p.m. (Lisbon time) on 26 February 2014.

The votes of Noteholders cast by electronic means, as described above, will only be considered if: (i) the documentation required above in order to request the voting by electronic means has been received by the Chairman of the Meeting by 5:00 p.m. (Lisbon time) on 14 February 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 February 2014.

Voting through the Tabulation Agent

The Tabulation Agent appointed by the Company for the Consent Solicitation has set up a website where Registered Holders may register and submit votes in favour of or against the Extraordinary Resolution or abstain from voting.

Registered Holders can vote via the electronic platform located at www.e-forms.lucid-is.com/portugaltelecom. Registered Holders will be required to register providing certain details to verify their identity and holding of Notes against the list of Registered Holders established by Interbolsa at 12:00 a.m. (Lisbon time) on the 24 February 2014.

Registered Holders providing instructions via the above electronic platform:

(i)           accept that the Chairman of the Meeting will act on their behalf for the exclusive purpose of casting votes on their behalf in favour of, or against, the Extraordinary Resolution at the Meeting and, by submitting their Consent Instructions, the Registered Holders acknowledge that the Chairman of the Meeting will act as their representatives as so described and accordingly approve such action;

(ii)          can instruct the Chairman of the Meeting to abstain from voting;

(iii)         are not required to complete any hard-copy paperwork; and

(iv)         (other than Professional Noteholders) must use the platform to submit votes in relation to their entire position and cannot send additional instructions by any other means.

Noteholders wishing to vote through the Tabulation Agent should contact the Tabulation Agent or the financial intermediaries with whom they have opened the individual securities accounts where their Notes are registered. Deadlines and procedures that should be followed for the voting through the Tabulation Agent are detailed in the Consent Solicitation Memorandum.

The votes cast through the Tabulation Agent are only considered if submitted by a person who is a Registered Holder on the Record Date (24 February 2014, at 12:00 a.m. (Lisbon time)).

Counting of votes

Votes cast either by correspondence, by electronic means or through the Tabulation Agent are considered at the time of the counting of votes, by adding the same to those cast in the course of the Meeting.

Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published by the Company on its website www.ir.telecom.pt, as well as on the website of the CMVM www.cmvm.pt, within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

(*)	Chairman of the Meeting:
Mailing Address:	Avenida Fontes Pereira de Melo, nº 40-10º piso, 1069-300 Lisboa, Portugal
Telephone:	+ 351 800 207 369
Fax:	+ 351 215 001 890
E-mail:	assembleia-ptsgps@telecom.pt

Lisbon, 7 February 2014

The Chairman of the Meeting of Noteholders,

António Manuel da Rocha e Menezes Cordeiro

This Notice is given by Portugal Telecom, SGPS, S.A.

Noteholders should contact the following for further information:

SOLICITATION AGENTS

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Email:	eu.lm@barclays.com
Telephone:	+44 (0)20 3134 8515
Attention:	Liability Management Group

BofA Merrill Lynch

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Email:	john.m.cavanagh@baml.com
Telephone:	+44 (0)20 7995 3715
Attention:	John Cavanagh

Email:	karl.bystedtwikblom@baml.com
Telephone:	+44 (0)20 7996 0867
Attention:	Karl Bystedt Wikblom

TABULATION AGENT

Lucid Issuer Services Limited

Leroy House

436 Essex Road

London

N1 3QP

United Kingdom

Email:	pt@lucid-is.com
Telephone:	+44 (0)20 7704 0880
Attention:	Yves Theis / Thomas Choquet

PRINCIPAL PAYING AGENT

Citibank, N.A.

13th Floor Citigroup Centre

Canada Square

London E14 5LB

United Kingdom

Email:	ppapayments@citi.com
Telephone:	+3531622 2210
Attention:	Principal Paying Agent

The Solicitation Agents, the Paying Agents and the Tabulation Agent are agents of the Issuer and owe no duty to any holder of the Notes.

Dated: 7 February 2014